As filed with the Securities and Exchange Commission on December 27, 2004
                         1940 Act Registration No. 811-21649

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                   FORM N-1A

REGISTRATION STATEMENT UNDER THE INVESTMENT COMPANY ACT OF 1940          [ X ]
         Amendment No.              ____       [     ]

                        (Check appropriate box or boxes)
                           ---------------------------

                         INSTITUTIONAL LIQUIDITY TRUST
               (Exact Name of Registrant as Specified in Charter)
                          605 Third Avenue, 2nd Floor
                         New York, New York 10158-0180
                    (Address of Principal Executive Offices)

       Registrant's Telephone Number, including Area Code: (212) 476-8800

                               Peter Eric Sundman
           Chairman of the Board, Chief Executive Officer and Trustee
                         Institutional Liquidity Trust
                          605 Third Avenue, 2nd Floor
                         New York, New York 10158-0180
                    (Name and Address of Agent for Service)

                                With copies to:

                            Arthur C. Delibert, Esq.
                           Kirkpatrick & Lockhart LLP
                        1800 Massachusetts Avenue, N.W.
                                   2nd Floor
                           Washington, DC 20036-1800

                       -----------------------------------

                                EXPLANATORY NOTE

     This  Registration  Statement is being filed by the Registrant  pursuant to
Section 8(b) of the  Investment  Company Act of 1940,  as amended  ("1940 Act").
However, beneficial interests in the series of the Registrant are not being registered under the Securities Act of 1933, as amended, ("1933 Act") because such interests are issued solely in private placement transactions that do not involve any "public offering" within the meaning of Section 4(2) of the 1933 Act. Investments in the Registrant's series may be made only by regulated investment companies, segregated asset accounts, foreign investment companies, common trust funds, group trusts, or other investment arrangements, whether organized within or without the United States (excluding individuals, S corporations, partnerships, and grantor trusts beneficially owned by any individuals, S corporations, or partnerships). This Registration Statement does not constitute an offer to sell, or the solicitation of an offer to buy, any beneficial interests in any series of the Registrant.

                         INSTITUTIONAL LIQUIDITY TRUST

                CONTENTS OF REGISTRATION STATEMENT ON FORM N-1A

This Registration Statement contains the following papers and documents:

         Cover Sheet

         Contents of Registration Statement on Form N-1A

         Part A

         Part B

         Part C

         Signature Page

         Exhibit Index

         Exhibits

                                     Part A

     Responses to Items 1, 2, 3, and 8 have been omitted pursuant to paragraph B(2)(b) of the General Instructions to Form N-1A.

     Responses to certain Items required to be included in Part A of this Registration Statement are incorporated herein by reference from Post-Effective Amendment No. 1 to the Registration Statement of Lehman Brothers Institutional Liquidity Series (the "Lehman Liquidity Series") (1940 Act File No. 811-21648), as filed with the Securities and Exchange Commission ("SEC") on December 23, 2004 (the "Spoke Registration Statement"). Part A of the Spoke Registration Statement includes the joint prospectus of the Institutional Class (the "Spoke's Institutional Class Part A") of the Lehman Brothers INSTITUTIONAL LIQUIDITY Fund, Lehman Brothers PRIME MONEY Fund, and Lehman Brothers U.S. TREASURY Fund. Part A of the Spoke Registration Statement includes the joint prospectus of the Reserve Class (the "Spoke's Reserve Class Part A") of the Lehman Brother INSTITUTIONAL LIQUIDITY Fund, Lehman Brothers PRIME MONEY Fund, and Lehman Brothers U.S. TREASURY Fund. Part A of the Spoke Registration Statement includes the joint prospectus of the Investor Class (the "Spoke's Investor Class Part A") of the Lehman Brother INSTITUTIONAL LIQUIDITY Fund, Lehman Brothers PRIME MONEY Fund, and Lehman Brothers U.S. TREASURY Fund. Each series of Lehman Liquidity Series invests in a master fund that is a series of Institutional Liquidity Trust (the "Trust").

     Where the disclosure in the Spoke's Institutional Class Part A, the Spoke's Reserve Class Part A and the Spoke's Investor Class Part A is the same, responses to certain Items required to be included in Part A of this Registration Statement have been incorporated herein by reference to the Spoke's Institutional Class Part A for ease of reference.

ITEM 4. INVESTMENT OBJECTIVES,  PRINCIPAL INVESTMENT  STRATEGIES,  RELATED RISKS
--------------------------------------------------------------------------------
AND DISCLOSURE OF PORTFOLIO HOLDINGS
------------------------------------

     INSTITUTIONAL LIQUIDITY Portfolio, PRIME Portfolio, and U.S. TREASURY Portfolio (each a "Portfolio") are each a series of the Trust, a diversified, no-load, open-end management investment company. Information on each Portfolio's investment objective, how each Portfolio intends to achieve its investment objectives, the particular type(s) of securities in which each Portfolio principally invests, other investment practices of each Portfolio, how each Portfolio's investment adviser generally decides which securities to buy and sell, risk factors associated with investments in each Portfolio, and the description of where to find each Portfolio's policies and procedures with respect to the disclosure of portfolio holdings is incorporated herein by reference from the section titled "Goal & Strategy" with the section "Money Market Funds," the section titled "Main Risks" with the section "Other Risks," and the "Portfolio Holdings Policy" under the section titled "Your Investment:
Maintaining Your Account" in the Spoke's Institutional Class Part A at pages 1-2 (INSTITUTIONAL LIQUIDITY Portfolio), pages 7-8 (PRIME Portfolio), pages 13-14 (U.S. TREASURY Portfolio), and page 22 (All Porfolios). Additional investment techniques, features, and limitations concerning each Portfolio's investment program are described in Part B of this Registration Statement.

ITEM 5. MANAGEMENT, ORGANIZATION AND CAPITAL STRUCTURE
------------------------------------------------------

     Neuberger Berman Management Inc. ("NB Management") serves as the investment manager and Lehman Brothers Asset Management Inc. ("LBAM") serves as the sub-adviser of each Portfolio.

     The following list identifies the specific sections and subsections of the Spoke's Institutional Class Part A under which the information required by Item 5 of Form N-1A may be found; each listed section is incorporated herein by reference.

Item 5(a)(1) SPOKE'S INSTITUTIONAL CLASS PART A: "Management" section (pages 5, 11, and 17); the section "Obtaining Information" on the Back Cover Page
-------------------------------------------------------------------------------

Item 5(a)(2) SPOKE'S INSTITUTIONAL CLASS PART A: "Management" section (pages 5, 11, and 17)
-------------------------------------------------------------------------------

Item 5(a)(3) Not applicable.

     Each Portfolio is a separate operating series of the Trust, a Delaware statutory trust organized as of October 1, 2004. The assets of each Portfolio belong only to that Portfolio, and the liabilities of each Portfolio are borne solely by that Portfolio and no other.

     Under Delaware law, the shareholders of a Portfolio will not be personally liable for the obligations of the Portfolio; a shareholder is entitled to the same limitation of personal liability extended to shareholders of a Delaware corporation. To guard against the risk that Delaware law might not be applied in other states, the Trust's Trust Instrument requires that every written obligation of the Trust or a Portfolio contain a statement that such obligation may be enforced only against the assets of the Trust or Portfolio and provides for indemnification out of Trust or Portfolio property of any shareholder nevertheless held personally liable for Trust or Portfolio obligations, respectively, merely on the basis of being a shareholder.

     Investments in a Portfolio may not be transferred (except for purposes of effecting a merger, consolidation, or sale, lease, or exchange of all or substantially all of the assets of the Trust or a Portfolio or, with approval of the Trustees, of an investor therein). However, an investor may add to or withdraw all or any portion of its investment at any time at the net asset value ("NAV") of such investment. The Portfolios are open for business every day that both the New York Stock Exchange and the Federal Reserve Wire System are open ("Business Day"). This determination is made once during each Business Day for each Portfolio, as follows: the Institutional Liquidity Portfolio and the Prime Money Portfolio each calculates its share price as of 5:00 p.m. Eastern time. The U.S. Treasury Portfolio calculates its share price as of 3:00 p.m. Eastern time (each a "Valuation Time").

ITEM 6. SHAREHOLDER INFORMATION.
--------------------------------

     Information on the time and method of valuation of each Portfolio's assets is incorporated herein by reference from the section entitled "Your Investment:
Share Prices" and the section "Share Price Calculations" in the Spoke's Institutional Class Part A at page 25.

     Beneficial interests in the Portfolios are issued solely in private placement transactions that do not involve any "public offering" within the meaning of Section 4(2) of the 1933 Act. Investments in the Portfolios may be made only by regulated investment companies, segregated asset accounts, foreign investment companies, common trust funds, group trusts, or other investment arrangements, whether organized within or without the United States (excluding individuals, S corporations, partnerships, and grantor trusts beneficially owned by any individuals, S corporations, or partnerships). This Registration Statement, as amended, does not constitute an offer to sell, or the solicitation of an offer to buy, any "security" within the meaning of the 1933 Act.

     There is no minimum initial or subsequent investment in a Portfolio. However, because each Portfolio intends at all times to be as fully invested as is reasonably practicable, investments in a Portfolio must be made in federal funds (i.e., monies credited to the account of the Trust's custodian bank by a Federal Reserve Bank). The Trust reserves the right to cease accepting investments in a Portfolio at any time or to reject any investment order.

     At the Valuation Time on each Business Day, the value of each investor's beneficial interest in a Portfolio will be determined by multiplying the Portfolio's NAV by the percentage, effective for that day, that represents that investor's share of the aggregate beneficial interests in the Portfolio. Any additions to or withdrawals of those interests which are to be effected on that day will then be effected. Each investor's share of the aggregate beneficial interests in a Portfolio then will be recomputed using the percentage equal to the fraction (1) the numerator of which is the value of the investor's investment in the Portfolio as of the Valuation Time on that day plus or minus, as the case may be, the amount of any additions to or withdrawals from such investment effected on that day and (2) the denominator of which is the Portfolio's aggregate NAV as of the Valuation Time on that day plus or minus, as the case may be, the amount of the net additions to or withdrawals from the aggregate investments in the Portfolio by all investors. The percentages so determined then will be applied to determine the value of each investor's respective interest in a Portfolio as of the Valuation Time on the following Business Day.

     A Portfolio's net income consists of (1) all dividends, accrued interest (including earned discount, both original issue and market discount), and other income, including any net realized gains or losses on the Portfolio's assets, less (2) all actual and accrued expenses of the Portfolio, and amortization of any premium, all as determined in accordance with generally accepted accounting principles. Each Portfolio's net income is allocated pro rata among the investors in the Portfolio. A Portfolio's net income generally is not distributed to the investors in that Portfolio, except as determined by the Trustees from time to time, but instead is included in the value of the investors' respective beneficial interests in that Portfolio.

     Under the current method of each Portfolio's operations, each Portfolio is not subject to any U.S. federal income tax. However, each domestic investor in a Portfolio is taxable on its share (as determined in accordance with the Trust's governing instruments and the Internal Revenue Code of 1986, as amended
("Code"), and the regulations promulgated thereunder) of the Portfolio's ordinary income and capital gain. NB Management intends to manage each Portfolio's assets and income in such a way that an investor in each Portfolio will be able to satisfy the requirements of Subchapter M of the Code, assuming that the investor invests all of its assets in a Portfolio. See Part B for a discussion of the foregoing tax matters and certain other matters.

     An investor in a Portfolio may withdraw all or any portion of its investment at the NAV next determined after a withdrawal request in proper form is received by the Portfolio. The proceeds of a withdrawal will be paid by the Portfolio in federal funds normally on the Business Day the withdrawal is effected, but in any event within three business days, except as extensions may be permitted by law.

     The Portfolios reserve the right to pay withdrawals in kind. Unless requested by an investor or deemed by NB Management to be in the best interests of investors in a Portfolio as a group, a Portfolio will not pay a withdrawal in kind to an investor, except in situations where that investor may pay redemptions in kind.

     Investments in the Portfolios may not be transferred, except as set forth under "Management, Organization and Capital Structure" above.

     The right of any investor to receive payment with respect to any withdrawal may be suspended, or the payment of the withdrawal proceeds postponed, during any period in which the NYSE is closed or trading on the NYSE is restricted or to the extent otherwise permitted by the 1940 Act. The Board of Trustees has not adopted policies and procedures with respect to frequent purchases and redemptions of interests in the Portfolios. Because beneficial interests in the Portfolios are issued solely in private placement transactions that do not involve any "public offering" within the meaning of Section 4(2) of the 1933 Act, the Trustees determined that it was appropriate not to adopt such policies or procedures. The Spoke Registration Statement contains information on each Spoke's market timing policies and is incorporated herein by reference from the "Market Timing Policy" under the section titled "Your Investment: Maintaining Your Account" in the Spoke's Institutional Class Part A at page 20.

ITEM 7.  DISTRIBUTION ARRANGEMENTS.
-----------------------------------

     All investments in the Portfolios are made without a sales load, at the NAV next determined after an order is received by the Portfolio. The Portfolios have no Rule 12b-1 plan.

     Information regarding the main features of the "Master/Feeder" fund structure is incorporated herein by reference from the section entitled "Your
Investment:  Fund Structure" in the Spoke's  Institutional  Class Part A at page
27.

                                     PART B

     Part B of this Registration Statement should be read only in conjunction with Part A. Capitalized terms used in Part B and not otherwise defined herein have the meanings given them in Part A of this Registration Statement.

     Responses to certain Items required to be included in Part B of this Registration Statement are incorporated herein by reference from the Spoke Registration Statement. Part B of the Spoke Registration Statement includes the joint Statement of Additional Information ("SAI") of Lehman Brother INSTITUTIONAL LIQUIDITY Fund, Lehman Brothers PRIME MONEY Fund, and Lehman Brothers U.S. TREASURY Fund ("Spoke Part B").

ITEM 9.  COVER PAGE AND TABLE OF CONTENTS
-----------------------------------------

     Information regarding Institutional Liquidity Trust ("Trust"), as included in the SAI, is incorporated herein by reference to the Front Cover Page in the Spoke Part B.

Table of Contents                                                          Page
----------------                                                           ----
FUND HISTORY.................................................................1
DESCRIPTION OF THE FUND AND ITS INVESTMENTS AND RISKS........................2
MANAGEMENT OF THE TRUST......................................................2
CONTROL PERSONS AND PRINCIPAL HOLDERS OF SECURITIES..........................4
INVESTMENT MANAGEMENT AND OTHER SERVICES.....................................4
BROKERAGE ALLOCATION AND OTHER PRACTICES.....................................5
CAPITAL STOCK AND OTHER SECURITIES...........................................5
PURCHASE, REDEMPTION AND PRICING OF SECURITIES...............................6
TAX STATUS...................................................................6
UNDERWRITERS.................................................................6
CALCULATION OF PERFORMANCE DATA..............................................6
FINANCIAL STATEMENTS.........................................................6

ITEM 10.  FUND HISTORY
----------------------

     INSTITUTIONAL LIQUIDITY Portfolio, PRIME Portfolio, and U.S. Treasury Portfolio (each a "Portfolio") are each a series of the Trust, a diversified open-end management investment company, that was organized as a Delaware statutory trust pursuant to a Trust Instrument dated as of October 1, 2004.

ITEM 11.  DESCRIPTION OF THE FUND AND ITS INVESTMENTS AND RISKS
---------------------------------------------------------------

     The Trust is a diversified open-end management investment company. Part A contains some basic information about the principal investment strategies and risks of the Portfolios. This section supplements the discussion in Part A of the investment strategies and risks of the Portfolios.

     Further information on each Portfolio's investment strategies and risks, fundamental and non-fundamental policies and/or investment limitations, and disclosure of portfolio holdings, as well as other information on each Portfolio's investment program, is incorporated herein by reference in the Spoke Part B from the section entitled "Investment Information" at pages 1-4, "Additional Investment Information" at pages 4-14, "Certain Risk Considerations" at page 14, and "Portfolio Transactions: Portfolio Holdings Disclosure Policy and Procedures" at page 41-42.

ITEM 12.  MANAGEMENT OF THE TRUST
---------------------------------

     Trustees and Officers
     ---------------------

     Information about the Trustees and officers of the Trust, and their roles in management of the Trust and other investment companies managed by Neuberger Berman Management Inc., is incorporated herein by reference from the section entitled "Trustees and Officers" in the Spoke Part B at pages 14-24 except for the Table of Compensation included in those pages.

     The following table sets forth information concerning the compensation of the Trustees of the Trust. None of the investment companies in the Neuberger Berman fund complex has any retirement plan for its trustees.

                             TABLE OF COMPENSATION
                         FOR FISCAL YEAR ENDED 3/31/06*
                         -----------------------------
                                                     Total Compensation from
                                     Aggregate     Investment Companies in the
                                   Compensation        Neuberger Berman
Name and Position with the Trust   from the Trust       Fund Complex
--------------------------------   --------------       ------------
INDEPENDENT TRUSTEES

John Cannon                                                   $91,000
Trustee

Faith Colish                                                  $85,000
Trustee

C. Anne Harvey                                                $85,000
Trustee

Barry Hirsch                                                  $85,000
Trustee

                                                     Total Compensation from
                                     Aggregate     Investment Companies in the
                                   Compensation        Neuberger Berman
Name and Position with the Trust   from the Trust       Fund Complex
--------------------------------   --------------       ------------

Robert A. Kavesh                      $22,453                $85,000
Trustee

Howard A. Mileaf                      $22,453                $85,000
Trustee

William E. Rulon                      $22,453                $85,000
Trustee

Cornelius T. Ryan                     $22,453                $96,000
Trustee

Tom Decker Seip                       $24,038                $91,000
Trustee

Candace L. Straight                   $22,453                $85,000
Trustee

Peter P. Trapp                        $22,453                $91,000
Trustee
TRUSTEES WHO ARE "INTERESTED PERSONS"

Edward I. O'Brien                     $22,453                $85,000
Trustee

Jack L. Rivkin                        $0                         $0
President and Trustee

Peter E. Sundman                      $0                         $0
Chairman of the Board, Chief
Executive Officer and Trustee

*Because the Trust has not yet commenced operations, the amounts shown in the table are estimates for the Trust's first full fiscal year ended March 31, 2006.

     Codes of Ethics
     ---------------

     The Portfolios, NB Management and LBAM have personal securities trading policies that restrict the personal securities transactions of employees, officers, and Trustees. Their primary purpose is to ensure that personal trading by these individuals does not disadvantage any fund managed by NB Management. The Portfolio managers and other investment personnel who comply with the policies' preclearance and disclosure procedures may be permitted to purchase, sell or hold certain types of securities which also may be or are held in the funds they advise, but are restricted from trading in close conjunction with their Portfolios or taking personal advantage of investment opportunities that may belong to the Porfolios. Text-only versions of the Codes of Ethics can be viewed online or downloaded from the EDGAR Database on the SEC's internet web site at www.sec.gov. You may also review and copy those documents by visiting the SEC's Public Reference Room in Washington, DC. Information on the operation of the Public Reference Room may be obtained by calling the SEC at 202-942-8090. In addition, copies of the Codes of Ethics may be obtained, after mailing the appropriate duplicating fee, by writing to the SEC's Public Reference Section, 450 5th Street, N.W., Washington, DC 20549-0102 or by e-mail request at publicinfo@sec.gov.

     Proxy Voting
     ------------

     Information about the Portfolios' proxy voting policies and procedures is herein incorporated by reference from the section titled "Proxy Voting" in the Spoke Part B at pages 42-43.

ITEM 13.  CONTROL PERSONS AND PRINCIPAL HOLDERS OF SECURITIES
-------------------------------------------------------------

     As of December 1, 2004, the Trust was not operational so there is no "control person" of each Portfolio.

     Each of Neuberger Liquidity Series and Lehman Brothers Institutional Liquidity Series has informed the Trust that, in most cases where a Fund is requested to vote on matters pertaining to its corresponding Portfolio, the affected Fund will solicit proxies from its shareholders and will vote its interest in the Portfolio in proportion to the votes cast by the Fund's shareholders. It is anticipated that any other registered investment company investing in a Portfolio will follow the same or a similar practice. Each of Neuberger Berman Liquidity Series and Lehman Brothers Institutional Liquidity Series is a Delaware statutory trust.

ITEM 14.  INVESTMENT MANAGEMENT AND OTHER SERVICES
--------------------------------------------------

     Information on the investment management and other services provided for or on behalf of each Portfolio is incorporated herein by reference from the sections entitled "Investment Management and Administration Services" at pages 27-35, "Trustees and Officers" at pages 14-24, "Custodian and Transfer Agent" at page 45, "Independent Registered Public Accounting Firm" at page 65, and "Legal Counsel" at page 65 in the Spoke Part B. The following list identifies the specific sections and subsections in the Spoke Part B under which the information required by Item 14 of Form N-1A may be found; each listed section is incorporated herein by reference.

FORM N-1A               INCORPORATED BY REFERENCE FROM THE FOLLOWING
ITEM NO.                SECTION OF SPOKE'S PART B
--------                --------------------------------------------

Item 15(a)              Investment   Management  and  Administration   Services;
                        Investment  Manager  and   Administrator;   Sub-Adviser;
                        Management and Control of NB Management; Trustees and Officers

Item 15(b)              Not applicable

Item 15(c)              Not applicable

Item 15(d)              Not applicable

Item 15(e)              Not applicable

Item 15(f)              Not applicable

Item 15(g)              Not applicable

Item 15(h)              Investment   Management  and  Administration   Services;
                        Custodian and Transfer Agent; Independent Auditors

     The Trust's placement agent is NB Management. Its principal business address is 605 Third Avenue, New York, NY 10158-0180. NB Management receives no compensation for serving as the Trust's placement agent.

ITEM 15.  BROKERAGE ALLOCATION AND OTHER PRACTICES
--------------------------------------------------

     A description of each Portfolio's brokerage allocation and other practices, and information regarding shares held by a Portfolio in its regular brokers and dealers is incorporated herein by reference from the section entitled "Portfolio Transactions" at pages 39-41 in the Spoke Part B.

ITEM 16.  CAPITAL STOCK AND OTHER SECURITIES
--------------------------------------------

     Each Portfolio is a separate operating series of the Trust, a Delaware statutory trust organized as of October 1, 2004. The Trust is registered under the 1940 Act as a diversified, open-end management investment company and has three separate portfolios (including the Portfolios). The assets of each Portfolio belong only to that Portfolio, and the liabilities of each Portfolio are borne solely by that Portfolio and no other.

     The Trust issues shares of beneficial interest. Investments in the Portfolios have no preemptive rights and are fully paid and non-assessable. Each investor in a Portfolio is entitled to participate equally in the Portfolio's earnings and assets and to vote in proportion to the amount of its investment in the Portfolio. The Trust is not required and does not currently intend to hold annual meetings of investors, but the Trustees will hold special meetings of investors when, in their judgment, it is necessary or desirable to submit matters to an investor vote. Changes in fundamental policies or limitations will be submitted to investors for approval. A Trustee may be removed by the vote of investors whose combined account balances equal a specified amount.

     Information on the organization and capitalization of the Trust and the Portfolios is herein incorporated by reference from the section entitled "Organization, Capitalization, and Other Matters: The Portfolios" in the Spoke Part B at pages 44-45.

ITEM 17.  PURCHASE, REDEMPTION AND PRICING OF SECURITIES
--------------------------------------------------------

     Beneficial interests in the Portfolios are issued solely in private placement transactions that do not involve any "public offering" within the meaning of Section 4(2) of the 1933 Act. See Item 6 in Part A.

     Information on the use of the amortized cost valuation method in reliance on Rule 2a-7 under the 1940 Act by each Portfolio is incorporated herein by reference from the section entitled "Valuation of Portfolio Securities" at page 39 in the Spoke Part B.

ITEM 18.  TAX STATUS
--------------------

     Information on the taxation of the Portfolios is incorporated herein by reference from the section entitled "Additional Tax Information" at pages 37-39 in the Spoke Part B, substituting for "Fund" whenever used therein either "investor in a Portfolio" or "RIC investor" (i.e., an investor in a Portfolio that intends to qualify as a regulated investment company ("RIC") for federal income tax purposes), as the context requires.

ITEM 19. UNDERWRITERS
---------------------

     NB Management, 605 Third Avenue, New York, NY 10158-0180, a New York corporation that is the Portfolios' investment manager, serves as the Trust's placement agent on a "best efforts" basis. NB Management receives no compensation for such placement agent services. Beneficial interests in the Portfolios are issued continuously.

ITEM 20.  CALCULATION OF PERFORMANCE DATA.
------------------------------------------

     Not applicable.

ITEM 21.  FINANCIAL STATEMENTS.
------------------------------

     The Portfolios have not yet commenced investment operations.

     The following seed capital financial statements of the PRIME PORTFOLIO for the one-day ended December 22, 2004, have been audited by Tait, Weller & Baker, Independent Registered Public Accounting Firm to the Portfolio.

PRIME PORTFOLIO
STATEMENT OF ASSETS AND LIABILITIES
DECEMBER 22, 2004

ASSETS
Cash                                                               $200,000
                                                                --------------

LIABILITIES                                                               --
                                                                --------------

NET ASSETS Applicable to Investors' Beneficial Interests           $200,000
                                                                ==============

NET ASSETS CONSIST OF:
Paid-in capital                                                    $200,000
                                                                ==============


See Notes to Financial Statement

PRIME PORTFOLIO
NOTES TO FINANCIAL STATEMENT
DECEMBER 22, 2004


NOTE A -- SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES:
1.  ORGANIZATION:

Prime Portfolio (the "Portfolio") is a separate operating series of Institutional Liquidity Trust (the "Trust"), a Delaware statutory trust organized pursuant to a Trust Instrument dated October 1, 2004. The Trust is registered as a diversified, open-end management investment company under the Investment Company Act of 1940, as amended, (the "1940 Act"). The Portfolio has had no operations to date, other than the contribution of beneficial interest from the Lehman Brothers Prime Money Fund and the Neuberger Berman Prime Money Fund of $100,000 and $100,000, respectively, on December 21, 2004.

Other regulated investment companies sponsored by Neuberger Berman Management Inc., the Portfolio's investment manager ("Management"), and Lehman Brothers Asset Management Inc. ("LBAM"), the sub-adviser to the Portfolio, whose financial statements are not presented herein, also invest in this Portfolio.

2. ACCOUNTING POLICIES:

The assets of the Portfolio belong only to the Portfolio, and the liabilities of the Portfolio are borne solely by the Portfolio and no other series of the Trust.

The preparation of the financial statements in accordance with accounting principles generally accepted in the United States requires Management, to make estimates and assumptions at the date of the financial statements. Actual results may differ from those estimates.

3.  CONCENTRATION OF RISK:

Prime Portfolio normally concentrates in the financial services industries; therefore, factors influencing the health of those industries could have a significant negative effect on the Portfolio's performance. These may include economic trends, governmental action, changes in interest rates, as well as the availability and cost of capital funds. Relatively recent legislation permits broad consolidation of financial services companies, the impact of which is difficult to predict.

4.  EXPENSE ALLOCATION:

Certain expenses are applicable to multiple portfolios. Expenses directly attributable to the Portfolio are charged to the Portfolio. Expenses of the Trust that are not directly attributed to the Portfolio are allocated among the Portfolios, on the basis of relative net assets, except where a more appropriate allocation of expenses to each of the Portfolios can otherwise be made fairly. Expenses borne by the complex of related investment companies, which includes open-end and closed-end investment companies for which Management serves as investment manager, that are not directly attributed to the Portfolio or the Trust, are allocated among the Portfolios and the other investment companies in the complex or series thereof, on the basis of relative net assets, except where a more appropriate allocation of expenses to each investment company in the complex or series thereof can otherwise be made fairly.

NOTE B -- INVESTMENT MANAGEMENT AGREEMENT, ADMINISTRATION AGREEMENT AND OTHER TRANSACTIONS WITH AFFILIATES:

Under the terms of a Management Agreement, the Portfolio pays Management a fee at the annual rate of 0.10% of average daily net assets. Management has voluntarily agreed to waive its management fee in the amount of 0.02% of the average net assets of the Portfolio through March 31, 2006.

LBAM, as sub-adviser to the Portfolio receives a monthly fee for its services paid by Management. The Portfolio does not pay a fee directly to LBAM for such services.

Management and LBAM are wholly-owned by Lehman Brothers Holdings, Inc., a publicly-owned holding company. Several individuals who are officers and/or trustees of the Portfolio are also employees of Management and/or LBAM.

NOTE C -- ORGANIZATION EXPENSES:

All costs incurred by the Portfolio in connection with its organization and initial registration are being paid by Management.

NOTE D - FEDERAL INCOME TAXES:

The Portfolio intends to comply with the requirements of the Internal Revenue Code. The Portfolio also intends to conduct its operations so that each of its investors will be able to qualify as a regulated investment company. The Portfolio will be treated as a partnership for U.S. Federal income tax purposes and is therefore not subject to U.S. Federal income tax.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

TO THE SHAREHOLDER AND BOARD OF TRUSTEES
INSTITUTIONAL LIQUIDITY TRUST


We have audited the accompanying statement of assets and liabilities of the Prime Portfolio, a series of Institutional Liquidity Trust (the "Trust") as of December 22, 2004. This financial statement is the responsibility of the Trust's management. Our responsibility is to express an opinion on this financial statement based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above presents fairly, in all material respects, the financial position of the Prime Portfolio at December 22, 2004, in conformity with accounting principles generally accepted in the United States.


                                                   /s/TAIT, WELLER & BAKER

                                                   TAIT, WELLER & BAKER

PHILADELPHIA, PENNSYLVANIA
DECEMBER 23, 2004

                                                                      Appendix A

                             RATINGS OF SECURITIES

     A  description  of  corporate   bond  and   commercial   paper  ratings  in
incorporated herein by reference to "Appendix A - Ratings of Corporate Bonds and Commercial Paper" in the Spoke Part B.

                           INSTITUTIONAL LIQUIDITY TRUST

                                       PART C

                                  OTHER INFORMATION

      Responses to Item 22(e) and (i) - (k) have been omitted pursuant to paragraph B(2)(b) of the General Instructions to Form N-1A.

Item 22.   Exhibits
-------    --------

(a)        (1)   Certificate of Trust. (Filed herewith)

           (2)   Trust Instrument. (Filed herewith)

(b)        By-Laws. (Filed herewith)

(c)        Trust Instrument Articles IV, V, and VI and By-Laws Articles V,
           VI, and VIII.

(d)        (1)   Management Agreement between Registrant and Neuberger Berman
                 Management Inc. ("NB Management"). (Incorporated by Reference to Pre-Effective Amendment No. 1 to the Registration Statement of Neuberger Berman Institutional Liquidity Series, File Nos.
                 333-120168 and 811-21647, filed on December 23, 2004)

           (2) Investment Advisory Agreement between NB Management and Lehman Brothers Asset Management, Inc. ("LBAM"). (Incorporated by Reference to Pre-Effective Amendment No. 1 to the Registration Statement of Lehman Brothers Institutional Liquidity Series, File Nos. 333-120167
                 and 811-21648, filed on December 23, 2004)

(f)        Bonus, Profit Sharing Contracts. (Not applicable)

(g) Custodian Contract Between Registrant and State Street Bank and Trust Company. (Filed herewith)

(h) Transfer Agency and Service Agreement between Registrant and State Street Bank and Trust Company. (Filed herewith)

(l)        Letter of Investment Intent.  (Not applicable)

(m)        Plan Pursuant to Rule 12b-1.  (Not applicable)

(n)        Plan Pursuant to Rule 18f-3 under the 1940 Act.  (Not applicable)

(o)        Powers of Attorney.  (Filed herewith)

(p)        (1)   Code of Ethics for Registrant and NB Management. (Incorporated
                 by Reference to Pre-Effective Amendment No. 1 to the
                 Registration Statement of Neuberger Berman Institutional
                 Liquidity Series, File Nos. 333-120168 and 811-21647, filed on
                 December 23, 2004)

           (2) Code of Ethics for LBAM. (Incorporated by Reference to Pre-Effective Amendment No. 1 to the Registration Statement of Neuberger Berman Institutional Liquidity Series, File Nos. 333-120168 and 811-21647, filed on December 23, 2004)


Item 24.   Persons Controlled By or Under Common Control with Registrant.
-------    -------------------------------------------------------------

      No person is controlled by or under common control with the Registrant.

Item 25.   Indemnification.
-------    ---------------

      A Delaware business trust may provide in its governing instrument for indemnification of its officers and trustees from and against any and all claims and demands whatsoever. Article X, Section 2 of the Trust Instrument provides that "every person who is, or has been, a Trustee or an officer, employee or agent of the Trust ("Covered Person") shall be indemnified by the Trust or the appropriate Series to the fullest extent permitted by law against liability and against all expenses reasonably incurred or paid by him in connection with any claim, action, suit or proceeding in which he becomes involved as a party or otherwise by virtue of his being or having been a Covered Person and against amounts paid or incurred by him in the settlement thereof...". Indemnification will not be provided to a person adjudicated by a court or other body to be liable to the Registrant or its interest holders by reason of "willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office" ("Disabling Conduct"), or not to have acted in good faith in the reasonable belief that his or her action was in the best interest of the Registrant. In the event of a settlement, no indemnification may be provided unless there has been a determination that the officer or trustee did not engage in Disabling Conduct (i) by the court or other body approving the settlement; (ii) by at least a majority of those trustees who are neither interested persons, as that term is defined in the Investment Company Act of 1940, as amended ("1940 Act"), of the Registrant ("Independent Trustees"), nor parties to the matter based upon a review of readily available facts; or (iii) by written opinion of independent legal counsel based upon a review of readily available facts.

      Pursuant to Article X, Section 3 of the Trust Instrument, if any present or former interest holder of any series ("Series") of the Registrant shall be held personally liable solely by reason of his or her being or having been a interest holder and not because of his or her acts or omissions or for some other reason, the present or former interest holder (or his or her heirs, executors, administrators or other legal representatives or in the case of any entity, its general successor) shall be entitled out of the assets belonging to the applicable Series to be held harmless from and indemnified against all loss and expense arising from such liability. The Registrant, on behalf of the affected Series, shall, upon request by such interest holder, assume the defense of any claim made against such interest holder for any act or obligation of the Series and satisfy any judgment thereon from the assets of the Series.

      Section 9 of the Management Agreement between NB Management and the Registrant provides that neither NB Management nor any director, officer or employee of NB Management performing services for any series of the Registrant at the direction or request of NB Management in connection with NB Management's discharge of its obligations under the Agreement shall be liable for any error of judgment or mistake of law or for any loss suffered by a series in connection with any matter to which the Agreement relates; provided, that nothing in the Agreement shall be construed (i) to protect NB Management against any liability to the Registrant or any series thereof or its interest holders to which NB Management would otherwise be subject by reason of willful misfeasance, bad faith, or gross negligence in the performance of its duties, or by reason of NB Management's reckless disregard of its obligations and duties under the Agreement, or (ii) to protect any director, officer or employee of NB Management who is or was a trustee or officer of the Registrant against any liability to the Registrant or any series thereof or its interest holders to which such person would otherwise be subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of such person's office with the Registrant.

      Section 6 of the Investment Advisory Agreement between NB Management and LBAM, with respect to the Registrant or any series thereof, provides that neither LBAM nor any director, officer or employee of LBAM performing services for any series of the Registrant shall be liable for any error of judgment or mistake of law or for any loss suffered by NB Management or the Registrant or a series thereof in the absence of willful misfeasance, bad faith or gross negligence in the performance of its duties or reckless disregard of its duties and obligations under the Agreement.

Item 26.   Business and Other Connections of Investment Adviser and Sub-Adviser.
-------    --------------------------------------------------------------------

      There is set forth below information as to any other business, profession, vocation or employment of a substantial nature in which each director or officer of NB Management is, or at any time during the past two years has been, engaged for his or her own account or in the capacity of director, officer, employee, partner or trustee.

NAME                                BUSINESS AND OTHER CONNECTIONS
----                                ------------------------------
Claudia Brandon                     Vice President, Neuberger Berman, LLC since 2002;
Vice President/Mutual Fund Board    Employee, Neuberger Berman, LLC since 1999; Secretary,
Relations, NB Management since      Neuberger Berman Advisers Management Trust; Secretary,
May 2000; Vice President, NB        Neuberger Berman Equity Funds; Secretary, Neuberger Berman
Management from 1986-1999.          Income Funds; Secretary, Neuberger Berman Real Estate
                                    Income Fund Inc.; Secretary, Neuberger Berman Intermediate
                                    Municipal Fund Inc.; Secretary, Neuberger Berman New York
                                    Intermediate Municipal Fund Inc.; Secretary, Neuberger
                                    Berman California Intermediate Municipal Fund Inc.;
                                    Secretary, Neuberger Berman Realty Income Fund Inc.;
                                    Secretary, Neuberger Berman Income Opportunity Fund Inc.;
                                    Secretary, Neuberger Berman Real Estate Securities Income
                                    Fund Inc.; Secretary, Neuberger Berman Dividend Advantage
                                    Fund Inc.; Secretary, Neuberger Berman Institutional
                                    Liquidity Series; Secretary, Lehman Brothers Institutional
                                    Liquidity Series; Secretary, Institutional Liquidity Trust.

Thomas J. Brophy                    Managing Director, Neuberger Berman, LLC.
Vice President, NB Management
since March 2000.

Steven R. Brown                     Managing Director, Neuberger Berman, LLC; Portfolio
Vice President, NB Management       Manager, Neuberger Berman Real Estate Income Fund, Inc.;
since 2002.                         Portfolio Manager, Neuberger Berman Realty Income Fund
                                    Inc.; Portfolio Manager, Neuberger Berman Income
                                    Opportunity Fund Inc.; Portfolio Manager, Neuberger Berman
                                    Real Estate Securities Income Fund Inc.; Portfolio
                                    Manager, Neuberger Berman Dividend Advantage Fund Inc.

Lori Canell                         Managing Director, Neuberger Berman, LLC.
Vice President, NB Management.

Brooke A. Cobb                      Managing Director, Neuberger Berman, LLC.
Vice President, NB Management.

Robert Conti                        Vice President, Neuberger Berman, LLC; Vice President,
Senior Vice President,              Neuberger Berman Income Funds; Vice President, Neuberger
NB Management since November        Berman Equity Funds; Vice President, Neuberger Berman
2000; Treasurer, NB Management      Advisers Management Trust; Vice President, Neuberger
until May 2000.                     Berman Real Estate Income Fund Inc.; Vice President,
                                    Neuberger Berman Intermediate Municipal Fund Inc.; Vice
                                    President Neuberger Berman New York Intermediate Municipal
                                    Fund Inc.; Vice President, Neuberger Berman California
                                    Intermediate Municipal Fund Inc.; Vice President,
                                    Neuberger Berman Realty Income Fund Inc.; Vice President,
                                    Neuberger Berman Income Opportunity Fund Inc.; Vice
                                    President, Neuberger Berman Real Estate Securities Income
                                    Fund Inc.; Vice President, Neuberger Berman Dividend
                                    Advantage Fund Inc.; Vice President, Neuberger Berman
                                    Institutional Liquidity Series; Vice President, Lehman
                                    Brothers Institutional Liquidity Series; Vice President,
                                    Institutional Liquidity Trust.

Robert B. Corman                    Managing Director, Neuberger Berman, LLC; Portfolio
Vice President, NB Management       Manager, Neuberger Berman Focus Fund.
since 2003.

NAME                                BUSINESS AND OTHER CONNECTIONS
----                                ------------------------------
Daniella Coules                     Managing Director, Neuberger Berman, LLC; Portfolio
Vice President, NB Management       Manager, Neuberger Berman Income Opportunity Fund Inc.
since 2002.

Robert W. D'Alelio                  Managing Director, Neuberger Berman, LLC.
Vice President, NB Management.

Ingrid Dyott                        Vice President, Neuberger Berman, LLC.
Vice President, NB Management.

Michael F. Fasciano                 Managing Director, Neuberger Berman, LLC since March 2001;
Vice President, NB Management       President, Fasciano Company Inc. until March 2001;
since March 2001.                   Portfolio Manager, Fasciano Fund Inc. until March 2001.

Robert S. Franklin                  Managing Director, Neuberger Berman, LLC.
Vice President, NB Management.

Brian P. Gaffney                    Managing Director, Neuberger Berman, LLC since 1999; Vice
Senior Vice President,              President, Neuberger Berman Income Funds; Vice President,
NB Management since November        Neuberger Berman Equity Funds; Vice President, Neuberger
2000; Vice President, NB            Berman Advisers Management Trust; Vice President,
Management from April 1997          Neuberger Berman Real Estate Income Fund Inc.; Vice
through November 1999.              President, Neuberger Berman Intermediate Municipal Fund
                                    Inc.; Vice President, Neuberger Berman New York
                                    Intermediate Municipal Fund Inc.; Vice President,
                                    Neuberger Berman California Intermediate Municipal Fund
                                    Inc.; Vice President, Neuberger Berman Realty Income Fund
                                    Inc.; Vice President, Neuberger Berman Income Opportunity
                                    Fund Inc.; Vice President, Neuberger Berman Real Estate
                                    Securities Income Fund Inc.; Vice President, Neuberger
                                    Berman Dividend Advantage Fund Inc.; Vice President,
                                    Neuberger Berman Institutional Liquidity Series; Vice
                                    President, Lehman Brothers Institutional Liquidity Series;
                                    Vice President, Institutional Liquidity Trust.

Robert I. Gendelman                 Managing Director, Neuberger Berman, LLC.
Vice President, NB Management.

Thomas E. Gengler, Jr.              Senior Vice President, Neuberger Berman, LLC since
Senior Vice President,              February 2001; prior thereto, Vice President,
NB Management since March           Neuberger Berman, LLC since 1999.
2001 prior thereto, Vice
President, NB Management.

Theodore P. Giuliano                Managing Director, Neuberger Berman, LLC.
Vice President (and Director
until February 2001),
NB Management.

Joseph K. Herlihy                   Senior Vice President and Treasurer, Neuberger Berman,
Treasurer, NB Management.           LLC; Treasurer, Neuberger Berman Inc.

NAME                                BUSINESS AND OTHER CONNECTIONS
----                                ------------------------------

Barbara R. Katersky                 Senior Vice President, Neuberger Berman, LLC.
Senior Vice President,
NB Management.

Robert B. Ladd                      Managing Director, Neuberger Berman, LLC.
Vice President, NB Management.

Kelly M. Landron                    None.
Vice President, NB Management
Inc. since March 2000.

Jeffrey B. Lane                     Chief Executive Officer and President, Neuberger Berman,
Director, NB Management since       LLC; Director, Chief Executive Officer and President,
February 2001.                      Neuberger Berman Inc.; Director, Neuberger Berman Trust
                                    Company from June 1999 until November 2000.

Michael F. Malouf                   Managing Director, Neuberger Berman, LLC.
Vice President, NB Management.

Robert Matza                        Executive Vice President and Chief Operating Officer,
Director, NB Management since       Neuberger Berman, LLC since January 2001; prior thereto,
April 2000.                         Executive Vice President and Chief Administrative Officer,
                                    Neuberger Berman, LLC; Executive Vice President, Chief
                                    Operating Officer and Director, Neuberger Berman Inc.
                                    since January 2001, prior thereto, Executive Vice
                                    President, Chief Administrative Officer and Director,
                                    Neuberger Berman Inc.

Arthur Moretti                      Managing Director, Neuberger Berman, LLC since June 2001;
Vice President, NB Management       Managing Director, Eagle Capital from January 1999 until
since June 2001.                    June 2001.

S. Basu Mullick                     Managing Director, Neuberger Berman, LLC;
Vice President, NB Management.

Wayne C. Plewniak                   Managing Director, Neuberger Berman, LLC; Portfolio
Vice President, NB Management       Manager, Neuberger Berman Income Opportunity Fund Inc.
since 2002.

Janet W. Prindle                    Managing Director, Neuberger Berman, LLC; Director,
Vice President, NB Management.      Neuberger Berman National Trust Company since January
                                    2001; Director, Neuberger Berman Trust Company of Delaware
                                    since April 2001.

Kevin L. Risen                      Managing Director, Neuberger Berman, LLC.
Vice President, NB Management.

NAME                                BUSINESS AND OTHER CONNECTIONS
----                                ------------------------------
Jack L. Rivkin                      Executive Vice President, Neuberger Berman, LLC; Executive
Chairman and Director, NB           Vice President, Neuberger Berman Inc.; President and
Management since December 2002.     Director, Neuberger Berman Real Estate Income Fund Inc;
                                    President and Director, Neuberger Berman Intermediate
                                    Municipal Fund Inc.; President and Director, Neuberger
                                    Berman New York Intermediate Municipal Fund Inc.;
                                    President and Director, Neuberger Berman California
                                    Intermediate Municipal Fund Inc.; President and Trustee,
                                    Neuberger Berman Advisers Management Trust; President and
                                    Trustee, Neuberger Berman Equity Funds; President and
                                    Trustee, Neuberger Berman Income Funds; President and
                                    Director, Neuberger Berman Realty Income Fund Inc.;
                                    President and Director, Neuberger Berman Income
                                    Opportunity Fund Inc.; President and Director, Neuberger
                                    Berman Real Estate Securities Income Fund Inc.; President
                                    and Director, Neuberger Berman Dividend Advantage Fund
                                    Inc.; President and Trustee, Neuberger Berman
                                    Institutional Liquidity Series; President and Trustee,
                                    Lehman Brothers Institutional Liquidity Series; President
                                    and Trustee, Institutional Liquidity Trust.

Benjamin E. Segal                   Managing Director, Neuberger Berman, LLC since November
Vice President, NB Management.      2000, prior thereto, Vice President, Neuberger Berman, LLC.

Kent C. Simons                      Managing Director, Neuberger Berman, LLC.
Vice President, NB Management.

Matthew S. Stadler                  Senior Vice President and Chief Financial Officer,
Senior Vice President and Chief     Neuberger Berman, LLC since August 2000, prior thereto,
Financial Officer, NB Management    Controller, Neuberger Berman, LLC from November 1999 to
since August 2000.                  August 2000; Senior Vice President and Chief Financial
                                    Officer, Neuberger Berman Inc. since August 2000; Senior
                                    Vice President and Chief Financial Officer, National
                                    Discount Brokers Group from May 1999 until October 1999.

NAME                                BUSINESS AND OTHER CONNECTIONS
----                                ------------------------------

Peter E. Sundman                    Executive Vice President, Neuberger Berman, LLC;
President and Director,             Executive Vice President and Director, Neuberger Berman
NB Management.                      Inc.; Chairman of the Board, Chief Executive Officer and
                                    Trustee, Neuberger Berman Income Funds; Chairman of the
                                    Board, Chief Executive Officer and Trustee, Neuberger
                                    Berman Advisers Management Trust; Chairman of the Board,
                                    Chief Executive Officer and Trustee, Neuberger Berman
                                    Equity Funds; Chairman of the Board, Chief Executive
                                    Officer and Director, Neuberger Berman Real Estate Income
                                    Fund Inc.; Chairman of the Board, Chief Executive Officer
                                    and Director, Neuberger Berman Intermediate Municipal
                                    Fund Inc.; Chairman of the Board, Chief Executive Officer
                                    and Director, Neuberger Berman New York Intermediate
                                    Municipal Fund Inc.; Chairman of the Board, Chief
                                    Executive Officer and Director, Neuberger Berman
                                    California Intermediate Municipal Fund Inc.; Chairman of
                                    the Board, Chief Executive Officer and Director,
                                    Neuberger Berman Realty Income Fund Inc.; Chairman of the
                                    Board, Chief Executive Officer and Director, Neuberger
                                    Berman Income Opportunity Fund Inc.; Chairman of the
                                    Board, Chief Executive Officer and Director, Neuberger
                                    Berman Real Estate Securities Income Fund Inc.; Chairman
                                    of the Board, Chief Executive Officer and Director,
                                    Neuberger Berman Dividend Advantage Fund Inc.; Chairman
                                    of the Board, Chief Executive Officer and Trustee,
                                    Neuberger Berman Institutional Liquidity Series; Chairman
                                    of the Board, Chief Executive Officer and Trustee, Lehman
                                    Brothers Institutional Liquidity Series; Chairman of the
                                    Board, Chief Executive Officer and Trustee, Institutional
                                    Liquidity Trust.

Judith M. Vale                      Managing Director, Neuberger Berman, LLC.
Vice President, NB Management.

Allan R. White, III                 Managing Director, Neuberger Berman, LLC.
Vice President, NB Management.

      The principal address of NB Management, Neuberger Berman, LLC, and of each of the investment companies named above, is 605 Third Avenue, New York, New York 10158.

      The description of LBAM under the caption "Investment Management and Administration Services" in the Statement of Additional Information constituting Part B of this Registration Statement is incorporated herein by reference. Information on the directors and officers of LBAM set forth in its Form ADV filed with the Securities and Exchange Commission (File No. 801-42006) is incorporated herein by reference.

Item 27.   Location of Accounts and Records.
-------    --------------------------------

      All accounts, books and other documents required to be maintained by
Section 31(a) of the 1940 Act, as amended, and the rules promulgated thereunder with respect to the Registrant are maintained at the offices of State Street Bank and Trust Company, 225 Franklin Street, Boston, Massachusetts 02110, except for the Registrant's Trust Instrument and By-Laws, minutes of meetings of the Registrant's Trustees and interest holders and the Registrant's policies and contracts, which are maintained at the offices of the Registrant, 605 Third Avenue, New York, New York 10158.

Item 28.   Management Services.
-------    -------------------

      Other than as set forth in Parts A and B of this Registration Statement, the Registrant is not a party to any management-related service contract.

Item 29.   Undertakings
-------    ------------

      None.

                                   SIGNATURES

        Pursuant to the requirements of the Investment Company Act of 1940, as amended, Institutional Liquidity Trust has duly caused this Registration Statement on Form N-1A to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, and the State of New York, on the 23rd day of December 2004.


                                      INSTITUTIONAL LIQUIDITY TRUST


                                      By:
                                           -------------------------------------
                                            Name:  Jack L. Rivkin*
                                           Title:  President and Trustee



*Signature affixed by Arthur C. Delibert on December 23, 2004 pursuant to power of attorney, which is filed herewith.

                          INSTITUTIONAL LIQUIDITY TRUST
                                   EXHIBIT INDEX

Exhibit             Description
-------             -----------

(a)         (1)  Certificate of Trust.

            (2)  Trust Instrument.

(b)         By-Laws.

(g)         Custodian Contract Between Registrant and State Street Bank and
            Trust Company.

(h)         Transfer Agency and Service Agreement between
            Registrant and State Street Bank and Trust Company.

(o)         Powers of Attorney.